Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13489) pertaining to the 1984 Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988 Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Form (S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-55303) pertaining to the 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-02221) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-60231) pertaining to the Surgical Health Corporation and Heritage Surgical Corporation Stock Option Plans, in the Registration Statement (Form S-8 No. 33-64615) pertaining to the Sutter Surgery Centers, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-00565) pertaining to the Surgical Care Affiliates Stock Option Plans, in the Registration Statement (S-8 No. 333-12111) pertaining to the Professional Sports Care Management, Inc. Stock Option Plans and in the Registration Statement (Form S-8 No. 333-18035) pertaining to the ReadiCare Stock Option Plans of our report dated August 20, 1997, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation and Subsidiaries included in the Current Report (Form 8-K) for the year ended December 31, 1996.




                                        Ernst & Young LLP


Birmingham, Alabama
August 21, 1997